Exhibit 10.17

Chief Executive Officer

EXHIBIT A

Change in Control and Severance Policy
Participation Agreement

This Participation Agreement (“Agreement”) is made and entered into by and between Hali Borenstein on the one hand, and Reformation Inc. (the “Company”) on the other.

You have been designated as eligible to participate in the Policy, a copy of which is attached hereto, under which you are eligible to receive the following severance payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy.

For purposes of this Agreement under the Policy, a “Qualified Termination” means a termination of the Eligible Employee’s employment:

(i) either (A) by the Company other than for Cause, death, or Disability or (B) by you for Good Reason, in either case, during the Change in Control Period (a “COC Qualified Termination”) or

(ii) either (A) by the Company other than for Cause, death, or Disability or (B) by you for Good Reason, in either case, outside of the Change in Control Period (a “Non-COC Qualified Termination”).

For purposes of this Agreement under the Policy, if you retain the title of Chief Executive Officer, but such title relates to an entity that is now a subsidiary or business unit of another entity or an entity whose securities are not traded on a national stock market or stock exchange such event shall be deemed to form the basis for your resignation for “Good Reason” and are hereby incorporated by reference into the definition of “Good Reason”.

Non-COC Qualified Termination

If your Qualified Termination is a Non-COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy, including without limitation, the Release Requirement:

•	Salary Severance: Severance payment equal to 12 months of your then-current Base Salary, payable in equal installments over the 12-month period following your Qualified Termination, in accordance with the Company’s regular payroll procedures.

•	Prior Year Bonus: To the extent not yet paid, a lump sum severance payment equal to the annual bonus for the fiscal year prior to the year in which your Qualified Termination occurs, based on actual performance, payable at the time other continuing employees are paid their annual bonuses.

•	Bonus Severance: A lump sum payment equal to a pro-rated portion of your target annual bonus for the fiscal year in which your Qualified Termination occurs, equal to (x) the target annual bonus amount multiplied by (y) a fraction, the numerator of which is the number of days you were employed by the Company during such fiscal year and the denominator of which is the total number of days in such fiscal year, payable at the time that annual bonuses are paid by the Company generally.

•	COBRA Payment: The Company shall pay or reimburse you for your COBRA continuation coverage for 12 months (or such shorter period as provided in the Policy).

•	Equity Vesting: The treatment of your equity awards and any benefits associated with the equity you may receive in the event of a Non-COC Qualified Termination shall be set forth under the terms of applicable equity award agreement(s) between you and the Company, which terms shall govern and control the treatment of such equity awards

COC Qualified Termination

If your Qualified Termination is a COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy, including without limitation, the Release Requirement:

•	Salary Severance: Severance payment equal to 150% of your Base Salary, payable in a lump-sum on the first regular payroll date following the Release Deadline.

•	Prior Year Bonus: To the extent not yet paid, a lump sum severance payment equal to the annual bonus for the fiscal year prior to the year in which your Qualified Termination occurs, based on actual performance, payable at the time other continuing employees are paid their annual bonuses.

•	Bonus Severance: 150% of your target annual bonus as in effect for the fiscal year in which your Qualified Termination occurs, payable in a lump sum on the first regular payroll date following the Release Deadline.

•	COBRA Payment: The Company shall pay or reimburse you for your COBRA continuation coverage for 18 months (or such shorter period as provided in the Policy).

•	Equity Vesting: The treatment of your equity awards and any benefits associated with the equity you may receive in the event of a COC Qualified Termination shall be set forth under the terms of applicable equity award agreement(s) between you and the Company, which terms shall govern and control the treatment of such equity awards.

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By its signature below, each of the parties signifies its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer effective as of the last date set forth below.

Reformation Inc.		HALI BORENSTEIN

By:	/s/ Kelly Rew Porter	Signature:	/s/ Hali Borenstein

Date:	7/17/2026	Date:	7/17/2026

[Signature Page of the Participation Agreement]